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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event

                            Reported): March 23, 1999

                               THE PROVIDENT BANK

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             (Exact name of registrant as specified in its charter)

             Ohio                       333-67593               31-0412725
-------------------------------     -------------------    -------------------
(State or Other Jurisdiction of     (Commission File         (I.R.S. Employer
        Incorporation)                  Number)             Identification No.)

            One East Fourth Street
               Cincinnati, Ohio                 45202
          ---------------------------      ----------------
        (Address of Principal                (Zip Code)
         Executive Offices)


       Registrant's telephone number, including area code (513) 579-2000

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Item 5.  Other Events.

Filing of Derived Materials.

     In connection with the offering of the Provident Bank Home Equity Loan Trust 1999-1, Home Equity Loan Asset-Backed Certificates, Series 1999-1 (the "Certificates"), Lehman Brothers Inc., and Prudential Securities Incorporated, as underwriters of the Certificates (the "Underwriters"), have prepared certain materials (the "Derived Materials") for distribution to its potential investors. Although The Provident Bank (the "Company") provided the Underwriters with certain information regarding the characteristics of the Mortgage Loans (the "Loans") in the related portfolio, it did not participate in the preparation of the Derived Materials. Concurrently with the filing hereof, pursuant to Rule 311(i) of Regulation S-T, the Company is filing the Derived Materials by paper filing on Form SE.

     For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life, duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Derived Materials are attached hereto as Exhibit 99.1.


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Item 7.  Financial Statements, Pro Forma Financial

                  Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1            Derived Materials


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE PROVIDENT BANK

                                  By:/s/ Kevin M. Shea
                                     ----------------------
                                     Name:  Kevin M. Shea
                                     Title: Vice President

Dated:  March 22, 1999


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                                 Exhibit Index

Exhibit                                                                  Page

 99.1       Derived Materials.............................................6



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                                 EXHIBIT 99.1

     In accordance with Rule 311(i) of Regulation S-T, the Derived Materials are being filed on paper pursuant to Form SE.